Exhibit 23.1


                              Consent of Appraiser


     This Firm prepared valuation appraisals during November and December 1997 of the following properties for Windsor Park Properties 4, a California limited partnership ("Windsor 4"):

1. The manufactured home community located at 10321 Main Street in Thonotosassa, Florida known as Harmony Ranch;

2. The manufactured home community located at 2900 North State Road 7, Margate, Florida known as Rancho Margate; and

3. The manufactured home community located at 50 Charlotte Drive, Winter Haven, Florida, known as Winter Haven.

This Firm also re-appraised the Harmony Ranch Property in December, 1998.

         A description of such appraisals (the "Appraisals") is included in the Consent Solicitation Statement of Windsor 4 dated April 23, 1999 (the "Consent Solicitation Statement"), a copy of which Consent Solicitation Statement has been supplied to and reviewed by this Firm.

         This Firm hereby:

         (i) consents to the inclusion of the Appraisals (with or without exhibits) in the Consent Solicitation Statement and related Schedule 14A of Windsor 4 (the "Schedule 14A") and related Transaction Statement on Schedule 13e-3 (the "Schedule 13E-3"), as an appendix or otherwise, in any form (whether in paper or digital format, including any electronic media);

         (ii)  consents  to  Windsor  4's  inclusion  of   descriptions  of  the
Appraisals and this Firm in the Consent Solicitation Statement, Schedule 14A and
Schedule 13E-3;

         (iii) consents to the naming of our Firm as an expert under the caption "Experts" in such Consent Solicitation Statement, Schedule 14A and Schedule 13E-3 and the filing of this Consent as an Exhibit to the Schedule 14A and
Schedule 13E-3; and

         (iv) consents to the photocopying and transmittal of copies of the Appraisals, or excerpts thereof, to any or all limited partners of the Partnership and such other parties as Windsor 4 deems appropriate.

                                                      WHITCOMB REAL ESTATE, INC.



                                                      By: /s/ John Whitcomb
                                                         ---------------------
                                                      Name: John Whitcomb
                                                      Title: Owner


Date: April 20, 1999



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